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                                                                    Exhibit 11.1

                        WORLDCOM, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)

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
                                                                 For the Three Months Ended       For the Nine Months Ended
                                                                         September 30,                   September 30,
                                                                 ---------------------------------------------------------------
                                                                      1995           1994            1995             1994
                                                                 -------------   -----------     ------------   ----------------
Primary:
  Weighted average shares outstanding                                  176,644       158,282          166,725            157,296
  Common stock equivalents                                               4,492             -            5,515                  -
  Common stock issuable upon conversion of:
    Series 1 preferred stock                                            12,603             -           18,786                  -
    Series 2 preferred stock                                             1,275             -            1,491                  -
                                                                 -------------   -----------     ------------   ----------------
                                                                       195,014       158,282          192,517            157,296
                                                                 =============   ===========     ============   ================
Income (loss) applicable to common shareholders                  $      53,802   $  (118,694)    $    155,705   $        (72,681)
  Dividend paid on Series 1 preferred stock conversions                  3,062             -           15,312                  -
  Dividend paid on Series 2 preferred stock conversions                    243             -              858                  -
                                                                 -------------   -----------     ------------   ----------------
Primary income (loss) applicable to common shareholders
     after one-time dividend                                     $      57,107   $  (118,694)    $    171,875   $        (72,681)
  One-time dividend payment on Series 1 preferred stock
     conversion                                                         15,000             -           15,000                  -
                                                                 -------------   -----------     ------------   ----------------
Primary income (loss) applicable to common shareholders
     before one-time dividend                                    $      72,107   $  (118,694)    $    186,875   $        (72,681)
                                                                 =============   ===========     ============   ================
Primary earnings (loss) per share:
  After one-time dividend payment to Series 1 preferred
     shareholder                                                 $        0.29   $     (0.75)    $       0.89   $          (0.46)
                                                                 =============   ===========     ============   ================
  Before one-time dividend payment to Series 1 preferred
     shareholder                                                 $        0.37   $     (0.75)    $       0.97   $          (0.46)
                                                                 =============   ===========     ============   ================
Fully diluted:
  Weighted average shares outstanding                                  176,644       158,282          166,725            157,296
  Common stock equivalents                                               4,671             -            5,756                  -
  Common stock issuable upon conversion of:
    5% convertible notes                                                 5,135             -            5,135                  -
    Series 1 preferred stock                                            12,603             -           18,786                  -
    Series 2 preferred stock                                             3,908             -            4,124                  -
                                                                 -------------   -----------     ------------   ----------------
                                                                       202,961       158,282          200,526            157,296
                                                                 =============   ===========     ============   ================
Income (loss) applicable to common shareholders                  $      53,802   $  (118,694)    $    155,705   $        (72,681)
Add back:
  Interest on 5% convertible notes, net of taxes                         1,491             -            4,472                  -
  Series 1 preferred dividend requirement                                3,062             -           15,312                  -
  Series 2 preferred dividend requirement                                  749             -            2,374                  -
                                                                 -------------   -----------     ------------   ----------------
Fully diluted income (loss) applicable to common
      shareholders after one-time dividend                       $      59,104   $  (118,694)    $    177,863   $        (72,681)
    Dividend paid on Series 1 preferred stock conversion                15,000             -           15,000                  -
                                                                 -------------   -----------     ------------   ----------------
Fully diluted income (loss) applicable to common
      shareholders before one-time dividend                      $      74,104   $  (118,694)    $    192,863   $        (72,681)
                                                                 =============   ===========     ============   ================
Fully diluted earnings (loss) per share:
  After one-time dividend payment to Series 1 preferred
      shareholder                                                $        0.29   $     (0.75)    $       0.89   $          (0.46)
                                                                 =============   ===========     ============   ================
  Before one-time dividend payment to Series 1 preferred
      shareholder                                                $        0.37   $     (0.75)    $       0.96   $          (0.46)
                                                                 =============   ===========     ============   ================
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